Exhibit 23.4

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

We hereby consent to (a) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2011 (the “2011 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2011 20-F into this Registration Statement on Form F-3.

MARSHALL MILLER & ASSOCIATES, INC.

	By:	/s/ Peter Lawson
Peter Lawson
Executive Vice President
Lewisburg, West Virginia
February 8, 2012

	By:	/s/ J. Scott Nelson
J. Scott Nelson, C.P.G.
Vice President
Blacksburg, Virginia
February 8, 2012

	By:	/s/ George J. Oberlick
George J. Oberlick, P.E.
Vice President

Charleston, West Virginia
February 8, 2012

	By:	/s/ Justin S. Douthat
Justin S. Douthat, P.E., M.B.A.
Director of Engineering Services
Bluefield, Virginia
February 8, 2012